EXHIBIT 99.1

Ask Jeeves Reports Third Quarter 2004 Results

-Ask Jeeves posts third quarter revenues of $75.7 million-

-Third quarter pro forma income of $0.25 per share-

-Third quarter GAAP net income of $0.15 per share-

EMERYVILLE, Calif., October 27, 2004 — Ask Jeeves, Inc. (Nasdaq: ASKJ; “the Company”) today reported results for the third quarter, which ended September 30, 2004. This is the first full financial quarter since the Company’s May 6, 2004 acquisition of Interactive Search Holdings (“ISH”).

Revenues for the quarter ended September 30, 2004 were $75.7 million. These third quarter results represent 178% percent growth over revenues of $27.2 million for the comparable year-ago quarter.

“This marks another strong quarter of earnings and revenue growth,” said Steve Berkowitz, CEO of Ask Jeeves. “We continue to execute well. We accelerated our product roadmap, launching more new features than in any prior quarter. In the process we went beyond the basics of good search to pioneering exciting new features. Customer satisfaction on our flagship Ask Jeeves site is at an all-time high. With the development of great user experiences and world-class technologies as our foundation, our goal as we look to the fourth quarter and 2005 is to continue to execute as we’ve done in the past. We expect to do this while expanding internationally and growing our relationships with advertisers through our newly formed business unit, AJinteractive.”

Pro forma income from continuing operations for the third quarter was $17.6 million, or $0.25 per share. For the comparable year-ago quarter, Ask Jeeves’ pro forma income from continuing operations was $5.1 million, or $0.09 per share. These pro forma results should be evaluated in light of the Company’s financial results prepared in accordance with GAAP. Under GAAP, Ask Jeeves’ income from continuing operations for the third quarter of 2004 was $10.7 million, or $0.15 per share. This compares to income from continuing operations on a GAAP basis of $3.8 million, or $0.07 per share, for the comparable year-ago quarter. Cash, cash equivalents and marketable securities totaled $89.5 million on September 30, 2004.

A table reconciling the Company’s pro forma income from continuing operations to GAAP income from continuing operations is included in the condensed consolidated financial statements in this release. Ask Jeeves’ pro forma results are calculated by adjusting GAAP income from continuing operations to exclude the effects of amortization of other assets and the other items detailed in the accompanying table. Unless otherwise indicated, all financial, pro forma and other metrics in this release are based on Ask Jeeves’ continuing operations. Ask Jeeves completed the sale of its Jeeves Solutions division on July 1, 2003.

Business Outlook

The following business outlook contains forward-looking statements describing management’s current expectations for the future. The matters discussed in these forward-looking statements are subject to numerous assumptions, risks and uncertainties, some of which are listed or referred to in the cautionary note below. The pro forma guidance below has been calculated in a manner consistent with the pro forma historical data provided above and the pro forma tables attached to this earnings release.

Fourth Quarter and 2004 Business Outlook

Commenting on Ask Jeeves’ 2004 business outlook, the Company’s CFO, Steve Sordello, said “This year is shaping up to be another great year for Ask Jeeves. We continued to grow revenue and earnings while investing in our business and building innovative products. At this time last year, we provided guidance for revenue growth of 30 percent and earnings per share of 38 percent for 2004. Today, as a result of strong organic growth and acquisitions, we are expecting to deliver revenue growth of nearly 145 percent and earnings per share growth of 160 percent for this year.”

For the fourth quarter, Ask Jeeves anticipates revenues of $86 million and pro forma income of approximately $22.4 million, or $0.32 per share. Ask Jeeves anticipates that GAAP net income will be $0.22 per share. The anticipated difference between fourth quarter GAAP-basis net income and pro forma income results primarily from amortization of intangible assets associated with the ISH acquisition. The earnings per share forecast assumes a share count of 70 million shares.

For the full year, Ask Jeeves anticipates revenues of approximately $261 million and pro forma income of approximately $1.04 per share for 2004. GAAP net income is expected to be $0.78 per share. The anticipated difference between GAAP-basis net income and pro forma income results is primarily related to the non-cash amortization of intangibles.

2005 Business Outlook

Commenting on the 2005 business outlook, Sordello stated “As we look to 2005, we anticipate our revenue growth will come primarily from search, which continues to be one of the best growth areas on the Internet. In addition, we plan to increase investment in international expansion, portals, technology development and marketing, while continuing to grow the business.”

For the year ahead, Ask Jeeves currently anticipates revenues of approximately $365 to $395 million and pro forma income of approximately $1.30 to $1.45 per share for 2005. GAAP net income is expected to be $0.90 to $1.05 per share. The anticipated difference between GAAP-basis net income and pro forma income results primarily from non-cash amortization of intangibles. This guidance should be considered in light of the risks referred to in the cautionary note below.

Conference Call Scheduled for 5 p.m. Eastern time on October 27, 2004

Ask Jeeves will hold a conference call to discuss its third quarter 2004 results, its business outlook for the fourth quarter and the year 2004, and its preliminary outlook for the year 2005 at 5 p.m. Eastern time on October 27, 2004. A more-detailed outlook will be presented on the call than is contained in this release. Interested persons can listen to a live broadcast of the conference call on the Internet at www.irconnect.com/askjinc/index.html. To listen to the live call, go to the web site at least fifteen minutes prior to the start time to download and install the necessary audio software. For those unable to listen to the live broadcast, a replay will be available one hour after the conclusion of the call at www.ask.com/investor for a period of three months. The financial and statistical information to be discussed during the conference call will be posted on Ask Jeeves Web site at the above address.

Cautionary Note Regarding Forward-looking Statements

This press release contains forward-looking statements. All statements regarding the future are forward-looking statements, including those statements regarding the Company’s potential for future growth, the Company’s anticipated increase in investment in its business, the Company’s plans to continue to innovate and improve and all expectations regarding financial forecasts including revenue and productivity metrics, cash flow, net income, pro forma income, revenue growth and pro forma earnings per share of the Company in the future. The forward-looking guidance provided in this press release is subject to numerous assumptions, risks and other uncertainties and is based on limited information available to Ask Jeeves at this time, which is subject to change. As a result of these uncertainties and information limits, Ask Jeeves’ actual results in the future may differ materially from management’s current expectations. Although management’s expectations may change after the date of this release, Ask Jeeves undertakes no obligation to revise or update the guidance above. The lack of any revision or update is not meant to imply continued affirmation of the guidance.

Factors that might cause or contribute to such differences include, but are not limited to: Ask Jeeves’ dependence on a third-party paid placement provider; the risk that acquisitions might not be integrated successfully; the risk of further vertical consolidation in the Internet search and keyword advertising markets; risks associated with rapid technological change; risks that innovations by competitors might cause Ask Jeeves’ user base to migrate to other search engines, or that Ask Jeeves search volume might otherwise decline; risks associated with relying on third parties for search toolbar distribution; the risk that companies’ Internet advertising budgets might contract or grow at a slower pace; Ask Jeeves’ dependence on third parties for some types of content, distribution and advertising delivery; potential lack of market acceptance of Ask Jeeves’ advertising products; introduction of new advertising products or search technologies by competitors; declines in the average selling price of Ask Jeeves’ advertising products; and adverse economic conditions in any of the major countries or markets in which Ask Jeeves does business or to which its web content is targeted. As a relatively short announcement, this press release cannot present a full discussion of such risks. Further information on risk factors that could affect Ask Jeeves’ financial results is included in its most recent Annual Report on Form 10-K and subsequent quarterly reports on Form 10-Q filed with the Securities and Exchange Commission. Ask Jeeves encourages investors to read all of the disclosures in its SEC filings for a broader discussion of important factors that may be material to investors and may affect Ask Jeeves’ business, financial condition and results of operations.

About Ask Jeeves, Inc.

Ask Jeeves, Inc. provides consumers and advertisers with information retrieval products across a diverse portfolio of Web sites, portals and desktop search applications. Ask Jeeves’ search and search-based portal brands include: Ask Jeeves (Ask.com and Ask.co.uk); Ask Jeeves Japan (Ask.jp, a joint venture); Ask Jeeves for Kids (AJKids.com); Excite (excite.com); iWon (iwon.com); My Search (mysearch.com); My Way (myway.com); My Web Search (mywebsearch.com) and Teoma (teoma.com). Ask Jeeves also owns the search technology Teoma, proprietary natural language processing technology, as well as portal and ad serving technologies. In addition to powering several of the Ask Jeeves brands, the Company syndicates its technologies to help companies increase revenue through powerful search. Ask Jeeves’ advertising division, AJinteractive, provides advertisers with targeted tools to reach a broad base of valuable customers. Ask Jeeves, Inc. is headquartered in Emeryville, California, with offices throughout the United States, as well as in London, England and Dublin, Ireland. For more information, visit http://www.Ask.com or call 510-985-7400.

NOTE: Ask Jeeves, AJinteractive, Ask.com, Teoma, My Way, My Search, My Web Search, iWon and Excite are trademarks or registered trademarks of Ask Jeeves, Inc.

ASK JEEVES, INC.
PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)

	Three Months Ended				Nine Months Ended
	(unaudited)				(unaudited)
	September 30, 2004		September 30, 2003		September 30, 2004		September 30, 2003
Revenues	$75,654	100.0%	$27,176	100.0%	$175,224	100.0%	$75,458	100.0%
Cost of revenues	21,487	28.4%	4,734	17.4%	43,225	24.7%	14,692	19.5%

Gross profit	54,167	71.6%	22,442	82.6%	131,999	75.3%	60,766	80.5%
Operating expenses:
Product development	6,666	8.8%	4,207	15.5%	16,624	9.5%	11,004	14.6%
Sales and marketing	20,050	26.5%	8,235	30.3%	45,860	26.2%	22,262	29.5%
General and administrative	8,234	10.9%	4,838	17.8%	19,871	11.3%	13,387	17.7%

Total pro forma operating expenses	34,950	46.2%	17,280	63.6%	82,355	47.0%	46,653	61.8%

Pro forma operating income	19,217	25.4%	5,162	19.0%	49,644	28.3%	14,113	18.7%
Interest and other income, net	175	0.2%	654	2.4%	807	0.5%	1,035	1.4%

Pro forma income before income tax provision	19,392	25.6%	5,816	21.4%	50,451	28.8%	15,148	20.1%
Income tax provision	1,786	2.4%	738	2.7%	3,586	2.0%	1,408	1.9%

Pro forma income from continuing operations	$17,606	23.2%	$5,078	18.7%	$46,865	26.8%	$13,740	18.2%

Basic pro forma income from continuing operations per share	$0.31		$0.11		$0.89		$0.32

Weighted average shares outstanding used in computing basic pro forma income from continuing operations per share	57,655,846		44,692,016		52,643,594		43,422,327

Diluted pro forma income from continuing operations per share	$0.25		$0.09		$0.72		$0.26

Weighted average shares outstanding used in computing diluted pro forma income from continuing operations per share	69,350,140		57,921,361		64,772,913		53,424,494

Revenues from related parties	$477		$1,131		$2,740		$3,394

RECONCILIATION OF PRO FORMA INCOME FROM CONTINUING OPERATIONS TO GAAP INCOME FROM CONTINUING OPERATIONS
Pro forma income from continuing operations	$17,606		$5,078		$46,865		$13,740
Cost of revenues	(126)		—		(165)		(1)
Amortization of intangible assets	(3,401)		(522)		(5,771)		(1,566)

	(3,527)		(522)		(5,936)		(1,567)
Product Development	(75)		—		(98)		(2)
Sales and marketing	(214)		—		(280)		(1)
General and administrative	(59)		—		(77)		(2)
Amortization of intangible assets	(7)		(7)		(22)		(22)
Transaction costs	—		—		—		(625)

	(66)		(7)		(99)		(649)
Impairment and write off of long-lived assets	—		(702)		—		(702)
Amortization of intangible assets	(3,329)		—		(5,334)		—
Gain on acquisition and dissolution of joint ventures	—		—		—		6,356
Interest and other income, net	(53)		(8)		164		(28)

Income from continuing operations	$10,342		$3,839		$35,282		$17,147

Notes:

Adjustments to cost of revenues, product development, sales and marketing, and general and administrative costs relate to amortization of stock based compensation.

Amortization of intangible assets in cost of revenues and general and administrative costs consists of the pro-rata expensing of intangible assets from acquisitions, certain licensing fees, and trademarks.

Transaction costs in 2003 related to certain merger and acquisition activities that did not come to fruition.

Amortization of intangible assets consists of the amortization of intangible assets from the acquisition of ISH in 2004.

Gain on acquisition and dissolution of joint ventures in 2003 consists of a gain from the acquisition of our UK joint venture and a gain from the dissolution of our Ask Jeeves en Espanol joint venture.

The adjustments to interest and other income, net consist of realized gains and losses on investments, losses on disposals of assets, foreign exchange gains and losses, and miscellaneous income.

ASK JEEVES, INC.
PRO FORMA INCOME FROM CONTINUING OPERATIONS TO PRO FORMA EBITDA FROM CONTINUING
OPERATIONS AND GAAP INCOME FROM CONTINUING OPERATIONS
(In thousands, except share and per share data)

	Three Months Ended				Nine Months Ended
	(unaudited)				(unaudited)
	September 30, 2004		September 30, 2003		September 30, 2004		September 30, 2003
	Amount	Per Share	Amount	Per Share	Amount	Per Share	Amount	Per Share
Pro forma income from continuing operations	$17,606	$0.25	$5,078	$0.09	$46,865	$0.72	$13,740	$0.26
Depreciation	2,532	0.04	1,633	0.03	6,706	0.10	5,336	0.10
Interest and other income, net	(175)	—	(654)	(0.01)	(807)	(0.01)	(1,035)	(0.02)
Income tax provision	1,786	0.02	738	0.01	3,586	0.06	1,408	0.02

Pro forma EBITDA from continuing operations	21,749	0.31	6,795	0.12	56,350	0.87	19,449	0.36
Adjustments:
Depreciation	(2,532)	(0.04)	(1,633)	(0.03)	(6,706)	(0.10)	(5,336)	(0.10)
Interest and other income, net	175	—	654	0.01	807	0.01	1,035	0.02
Income tax provision	(1,786)	(0.02)	(738)	(0.01)	(3,586)	(0.06)	(1,408)	(0.02)
Cost of revenues	(126)	—	—	—	(165)	—	(1)	—
Amortization of intangible assets	(3,401)	(0.05)	(522)	(0.01)	(5,771)	(0.10)	(1,566)	(0.03)

	(3,527)	(0.05)	(522)	(0.01)	(5,936)	(0.10)	(1,567)	(0.03)
Product development	(75)	—	—	—	(98)	—	(2)	—
Sales and marketing	(214)	—	—	—	(280)	—	(1)	—
General and administrative	(59)	—	—	—	(77)	—	(2)	—
Amortization of intangible assets	(7)	—	(7)	—	(22)	—	(22)	—
Transaction costs	—	—	—	—	—	—	(625)	(0.01)

	(66)	—	(7)	—	(99)	—	(649)	(0.01)
Impairment and write off of long-lived assets	—	—	(702)	(0.01)	—	—	(702)	(0.01)
Amortization of intangible assets	(3,329)	(0.05)	—	—	(5,334)	(0.08)	—	—
Gain on acquisition and dissolution of joint ventures	—	—	—	—	—	—	6,356	0.11
Interest and other income, net	(53)	—	(8)	—	164	—	(28)	—

Income from continuing operations	$10,342		$3,839		$35,282		$17,147

Weighted average shares outstanding used in computing diluted income from continuing operations per share	69,350,140	$0.15	57,921,361	$0.07	64,772,913	$0.54	53,424,494	$0.32

Note:	Pro forma EBITDA from continuing operations is defined as pro forma income from continuing operations excluding depreciation, interest and other income, and income tax provision.

ASK JEEVES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	(unaudited)		(unaudited)
	2004	2003	2004	2003
Revenues	$75,654	$27,176	$175,224	$75,458
Cost of revenues	25,014	5,256	49,160	16,259

Gross profit	50,640	21,920	126,064	59,199
Operating expenses:
Product development	6,741	4,207	16,723	11,006
Sales and marketing	20,265	8,235	46,140	22,263
General and administrative	8,300	4,845	19,970	14,036
Amortization of intangible assets	3,329	—	5,334	—
Impairment and write-off of long-lived assets	—	702	—	702

Total operating expenses	38,635	17,989	88,167	48,007

Operating income	12,005	3,931	37,897	11,192
Gain on acquisition and dissolution of joint ventures	—	—	—	6,356
Interest income, net	193	354	851	899
Interest expense	(115)	—	(142)	(164)
Other income, net	45	292	262	272

Income before income tax provision	12,128	4,577	38,868	18,555
Income tax provision	1,786	738	3,586	1,408

Income from continuing operations	10,342	3,839	35,282	17,147
Discontinued operations:
Loss from discontinued operations	—	—	—	(1,218)
Gain on sale of discontinued operations	380	2,482	380	2,482

Income from discontinued operations	380	2,482	380	1,264
Net income	$10,722	$6,321	$35,662	$18,411

Earnings per Share- Basic:
Income from continuing operations	$0.18	$0.09	$0.67	$0.39
Loss from discontinued operations	$0.01	$0.05	$0.01	$0.03

Net income per share	$0.19	$0.14	$0.68	$0.42

Weighted average shares outstanding used in computing basic net income per share	57,655,846	44,692,016	52,643,594	43,422,327

Earnings per Share- Diluted:
Income from continuing operations	$0.15	$0.07	$0.54	$0.32
Loss from discontinued operations	$0.00	$0.04	$0.01	$0.02

Net income per share	$0.15	$0.11	$0.55	$0.34

Weighted average shares outstanding used in computing diluted net income per share	69,350,140	57,921,361	64,772,913	53,424,494

Revenues from related parties	$477	$1,131	$2,740	$3,394

ASK JEEVES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	September 30,	December 31,
	2004	2003
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$64,779	$36,673
Marketable securities	24,735	143,975

Total cash, cash equivalents and marketable securities	89,514	180,648
Accounts receivable, net	37,653	12,062
Prepaid expenses and other current assets	7,042	3,299

Total current assets	134,209	196,009
Property and equipment, net	23,984	10,933
Goodwill	262,249	—
Intangible assets, net	94,433	831
Other long-term assets, net	5,599	4,482

Total assets	$520,474	$212,255

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and other accrued liabilities	$36,727	$12,050
Accrued compensation and related expenses	7,499	5,137
Accrued restructuring costs	604	1,167
Deferred revenue	2,759	5,367
Current portion of capital lease obligation	751	—

Total current liabilities	48,340	23,721
Convertible subordinated notes	115,000	115,000
Capital lease obligations, less current portion	592	—
Other liabilities	326	326

Total liabilities	164,258	139,047
Commitments and contingencies
Stockholders’ equity	356,216	73,208

Total liabilities and stockholders’ equity	$520,474	$212,255